Exhibit 99.1

Independence Realty Trust Announces Fourth Quarter and Fiscal Year 2017 Financial Results

PHILADELPHIA – (BUSINESS WIRE) – February 20, 2018 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its fourth quarter and fiscal 2017 financial results.

Results for the Fourth Quarter

•	Net income (loss) allocable to common shares of $6.3 million for the quarter ended December 31, 2017 as compared to ($41.0) million for the quarter ended December 31, 2016.

•	Core Funds from Operations (“CFFO”) per share of $0.18 for the quarter ended December 31, 2017 as compared to $0.17 for the quarter ended December 31, 2016.

•	Adjusted EBITDA of $21.7 million for the quarter ended December 31, 2017 as compared to $18.5 million for the quarter ended December 31, 2016.

Results for the Full Year

•	Net income (loss) allocable to common shareholders of $30.2 million for the twelve months ended December 31, 2017 as compared to ($9.8) million for the twelve months ended December 31, 2016.

•	Core Funds from Operations (“CFFO”) per share of $0.73 for the twelve months ended December 31, 2017 as compared to $0.79 for the twelve months ended December 31, 2016.

•	Adjusted EBITDA of $81.0 million for the twelve months ended December 31, 2017 as compared to $74.5 million for the twelve months ended December 31, 2016.

Same-Store Property Operating Results

	Fourth Quarter 2017 Compared to Fourth Quarter 2016(1)	Twelve Months Ended 12/31/17 Compared to Twelve Months Ended 12/31/16(1)
Rental income	3.1% increase	3.4% increase
Total revenues	3.5% increase	3.9% increase
Property level operating expenses	2.1% increase	2.5% increase
Net operating income (“NOI”)	4.3% increase	4.8% increase
Portfolio average occupancy	100 bps increase to 94.7%	80 bps increase to 94.6%
Portfolio average rental rate	2.3% increase to $1,021	2.8% increase to $1,015
NOI Margin	60 bps increase to 60.7%	50 bps increase to 60.1%

(1)	Same store portfolio for the three and twelve months ended December 31, 2017 and 2016 includes 42 properties, which represent 11,677 units.

“IRT’s 2017 performance highlights our ability to consistently deliver strong operating returns, while simultaneously transforming the portfolio and solidifying our balance sheet,” said Scott Schaeffer, IRT’s Chairman and CEO. “We continue to be rewarded for our commitment to owning and operating high-quality, middle-market communities across core non-gateway markets, underlined by 4.8% year-over-year same-store NOI growth in 2017. We are dedicated to operating a portfolio of apartment communities that will deliver outstanding long-term returns.  Our recently completed nine-community portfolio acquisition and disposition of legacy Class C assets during 2017 has upgraded our portfolio composition and enhanced our economies of scale.  Our execution has generated significant momentum to continue to drive outsized NOI growth and remain on track to achieve our long-term objectives.”

Property Acquisitions

During the fourth quarter and subsequent to year end, IRT completed the acquisition of the remaining five properties related to the nine-community portfolio transaction, initially announced on September 5, 2017. The nine-community portfolio totaled 2,352 units and was acquired for a gross purchase price of $228.1 million. IRT assumed $58.5 million of property level debt in association with three of the acquired assets.

On January 4, 2018, IRT completed the acquisition of a 312-unit community located in Columbus, OH for approximately $36.8 million. IRT used available cash and borrowings from its line of credit to complete the acquisition. As of January 2, 2018, the community was 94.6% occupied with average rent of $1,066.

Property Dispositions

On November 28, 2017, IRT completed the disposition of a 432-unit community located in Jackson, MS for a gross sale price of $27.2 million. IRT recognized a gain on sale of this community of approximately $3.1 million during the fourth quarter of 2017. The community was held for sale and represented the final of four legacy Class C communities that were sold during 2017 for a gross sale price of $86.8 million.

Term Loan Agreement

On November 11, 2017, IRT announced that it entered into a seven-year, $100 million unsecured term loan that will reach maturity in November 2024. The proceeds will reduce borrowings currently outstanding under the revolving portion of IRT’s $300 million unsecured credit facility. The term loan bears interest at a spread over LIBOR, based on IRT’s overall leverage. At closing, the spread to LIBOR was 165 basis points. To continue IRT’s practice of reducing exposure to floating interest rates, IRT purchased a collar that caps LIBOR at 2.00%, subject to a floor on LIBOR of 1.25%, during the entire seven-year term.

At-the-Market Offering

During the fourth quarter, IRT issued 1,164,900 shares of our common stock under the At-the-Market Issuance Sales Agreement dated August 4, 2017. The shares were issued at an average price of $10.38 and net proceeds from the issuances were approximately $11.9 million.

Capital Expenditures

For the three months ended December 31, 2017, recurring capital expenditures for the total portfolio were $1.6 million, or $118 per unit. For the twelve months ended December 31, 2017, recurring capital expenditures for the total portfolio were $7.1 million, or $532 per unit.

2018 EPS and CFFO Guidance

IRT is announcing 2018 full year guidance. EPS per diluted share is projected to be in a range of $0.26 to $0.31. CFFO per diluted share is projected to be in the range of $0.74 to $0.79. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share, a non-GAAP financial measure, is included below. Also included below are the primary assumptions underlying this estimate. See Schedule II to this release for further information regarding how IRT calculates CFFO and Schedule V to this release for management’s definition and rationale for the usefulness of CFFO.

2018 Full Year EPS and CFFO Guidance (1)	Low	High
Net income allocable to common shares	$0.26	$0.31
Earnings per share	$0.26	$0.31

2018 EPS and CFFO Guidance
Net income allocable to common shares	$0.26	$0.31
Adjustments:
Depreciation and amortization	0.43	0.43
Share base compensation	0.03	0.03
Amortization of deferred financing fees	0.02	0.02
CORE FFO per diluted share allocated to common shareholders	$0.74	$0.79

(1)

This guidance, including the underlying assumptions, constitutes forward-looking information. Actual full year 2018 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our estimate is based on the following key operating assumptions for IRT’s 2018 performance:

Same Store Communities	2018 Outlook
Number of properties/units	42 properties /11,676 units
Property revenue growth	3.0% to 4.0%
Controllable property operating expense growth	1.6% to 2.0%
Real estate tax and insurance expense increase	4.6% to 5.6%
Total real estate operating expense growth	2.5% to 3.5%
Property NOI growth	3.0% to 4.0%

Corporate Expenses
General and administrative expenses (excluding stock based compensation)	$8.0 to $9.0 million

Capital Expenditures
Recurring	$7.8 to $8.8 million
Value add & non-recurring	$32 to $40 million

Selected Financial Information

See Schedule I to this Release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

IRT discloses the following non-GAAP financial measures in this release: FFO, CFFO, Adjusted EBITDA and NOI.  A reconciliation of IRT’s reported net income (loss) to its FFO and CFFO is included as Schedule II to this release.  A reconciliation of IRT’s same store NOI to its reported net income (loss) is included as Schedule III to this release. A reconciliation of IRT’s Adjusted EBITDA to net income (loss) is included as Schedule IV to this release. See Schedule V to this release for management’s respective definitions and rationales for the usefulness of each of these non-GAAP financial measures and other definitions used in this release.

Distributions

As previously announced, IRT will transition to a quarterly distribution of cash dividends during the first quarter of 2018, with the Board of Directors expected to declare the first quarter dividend before the end of the first quarter.

Conference Call

All interested parties can listen to the live conference call webcast at 9:30 AM ET on Tuesday, February 20, 2018 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.844.775.2542, access code 5985018.  For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website and telephonically until Tuesday, February 27, 2018 by dialing 1.855.859.2056, access code 5985018.

Supplemental Information

IRT produces supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors.  The supplemental information is available via the Company's website, www.irtliving.com, through the "Investor Relations" section.

About Independence Realty Trust, Inc.

Independence Realty Trust (NYSE: IRT) is a real estate investment trust that owns and operates 55 multifamily apartment properties, totaling 15,045 units, across non-gateway U.S. markets, including Atlanta, Louisville, Memphis, and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “outlook,” “assumption,” “projected,” “strategy”, “guidance” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of IRT’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within IRT’s control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Such forward-looking statements include, but are not limited to, IRT’s 2018 EPS and CFFO guidance; the assumptions underlying such guidance; changes in financial markets and interest rates, or to the business or financial condition of IRT; changes in market demand for rental apartment homes and competitive pricing from projected apartment industry dynamics, demographic and employment information; IRT’s maintenance of real estate investment trust (“REIT”) status; availability of financing and capital; dividends are subject to the discretion of IRT’s Board of Directors, and will depend on IRT’s financial condition, results of operations, capital requirements, compliance with applicable laws and agreements and any other factors deemed relevant by IRT’s Board; risks associated with pursuing additional strategic acquisitions, including risks associated with the need to raise additional capital to fund the acquisitions; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by IRT from time to time, including those discussed under the heading “Risk Factors” in IRT’s most recently filed reports on Forms 10-K and 10-Q. IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust, Inc. Contact

Edelman Financial Communications & Capital Markets

Ted McHugh and Lauren Tarola

212.277.4322

IRT@edelman.com

Schedule I

Independence Realty Trust, Inc.

Selected Financial Information

(Dollars in thousands, except share and per share amounts)

(unaudited)

	As of or For the Three Months Ended
	December 31, 2017			September 30, 2017		June 30, 2017		March 31, 2017		December 31, 2016
Selected Financial Information:
Operating Statistics:
Net income allocable to common shares	$6,293			$1,097		$18,739		$4,077		$(40,980)
Earnings (loss) per share -- diluted	$0.08			$0.02		$0.27		$0.06		$(0.61)
Total property revenue	$42,307			$39,864		$39,431		$38,895		$38,002
Total property operating expenses	$16,610			$16,196		$15,918		$15,992		$15,560
Net operating income	$25,697			$23,668		$23,513		$22,903		$22,442
NOI margin	60.7%			59.4%		59.6%		58.9%		59.1%
Adjusted EBITDA	$21,743			$20,220		$19,493		$19,512		$18,544
FFO per share -- diluted	$0.14			$0.13		$0.12		$0.17		$(0.50)
CORE FFO per share -- diluted	$0.18			$0.19		$0.19		$0.18		$0.17
Dividends per share	$0.18			$0.18		$0.18		$0.18		$0.18
CORE FFO payout ratio	100.0%			94.7%		94.7%		100.0%		105.9%
Portfolio Data:
Total gross assets	$1,551,238			$1,497,546		$1,400,864		$1,390,589		$1,370,243
Total number of properties	52			50		46		47		46
Total units	14,017			13,729		12,812		13,198		12,982
Period end occupancy	94.0%			94.8%		94.5%		94.7%		94.5%
Total portfolio average occupancy	94.1%			94.7%		94.9%		93.8%		93.8%
Total portfolio average effective monthly rent, per unit	$1,006			$1,004		$1,010		$978		$977
Same store period end occupancy (a)	94.9%			94.9%		94.6%		94.8%		93.9%
Same store portfolio average occupancy (a)	94.7%			94.7%		95.0%		93.9%		93.7%
Same store portfolio average effective monthly rent, per unit (a)	$1,021			$1,020		$1,013		$1,007		$998
Capitalization:
Total debt	$778,442			$731,625		$764,521		$765,695		$743,817
Common share price, period end	$10.09			$10.17		$9.87		$9.37		$8.92
Market equity capitalization	$885,094			$880,257		$712,413		$674,591		$641,393
Total market capitalization	$1,663,536			$1,611,882		$1,476,934		$1,440,286		$1,385,210
Total debt/total gross assets	50.2%		(c)	48.9%		54.6%		55.1%		54.3%
Net debt to adjusted EBITDA	8.8	x	(b)	8.9	x	9.7	x	9.7	x	9.7	x
Interest coverage	3.0	x		2.9	x	2.7	x	2.6	x	2.4	x
Common shares and OP Units:
Shares outstanding	84,708,551			83,518,603		69,143,955		69,125,681		68,996,070
OP units outstanding	3,011,351			3,035,654		3,035,654		2,869,050		2,908,949
Common shares and OP units outstanding	87,719,902			86,554,257		72,179,609		71,994,731		71,905,019
Weighted average common shares and units	86,646,371			75,009,859		71,703,735		71,656,205		70,036,948

(a)	Same store portfolio consists of 42 properties, which represent 11,677 units.
(b)	Net debt to adjusted EBITDA would be 9.2x if adjusted for acquisitions subsequent to year-end.
(c)	Total debt to total gross assets would be 52.4% if adjusted for acquisitions subsequent to year-end.

Schedule II

Independence Realty Trust, Inc.

Reconciliation of Net Income (loss) to

Funds From Operations and

Core Funds From Operations

(Dollars in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Funds From Operations (FFO):
Net Income (loss)	$6,519	$(42,706)	$31,441	$(9,555)
Adjustments:
Real estate depreciation and amortization	9,868	7,897	34,097	34,824
Net (gains) losses on sale of assets	(4,455)	(3)	(23,076)	(31,776)
Funds From Operations	$11,932	$(34,812)	$42,462	$(6,507)
FFO per share--diluted	$0.14	$(0.50)	$0.56	$(0.12)
Core Funds From Operations (CFFO):
Funds From Operations	$11,932	$(34,812)	$42,462	$(6,507)
Adjustments:
Stock compensation expense	420	390	1,967	1,222
Amortization of deferred financing costs	309	521	1,469	3,064
Acquisition and integration expenses	386	6	1,342	43
Other depreciation and amortization	44	-	104	-
Other expense (income)	(94)	-	(94)	-
(Gains) losses on extinguishment of debt	-	652	572	1,210
Defeasance costs included in net gains (losses) on sale of assets	1,503	-	4,251	-
Management internalization expense	-	44,976	-	44,976
Acquisition related debt extinguishment expenses	843	-	3,624	-
Gains (losses) on TSRE merger	-	-	-	(732)
Core Funds From Operations	$15,343	$11,733	$55,697	$43,276
CFFO per share--diluted	$0.18	$0.17	$0.73	$0.79
Weighted-average shares and units outstanding	86,646,371	70,036,948	76,291,465	55,092,382

Schedule III

Independence Realty Trust, Inc.

Reconciliation of Same-Store Net Operating Income to Net Income (loss)

(Dollars in thousands)

(unaudited)

	For the Three-Months Ended (a)
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Reconciliation of same-store net operating income to net income (loss)
Same-store net operating income	$21,924	$21,652	$21,943	$21,208	$21,011
Non same-store net operating income	3,773	2,016	1,570	1,695	1,431
Property management and other income	140	202	130	247	29
Property management expenses	(1,696)	(1,328)	(1,444)	(1,538)	(1,137)
General and administrative expenses	(2,398)	(2,322)	(2,706)	(2,100)	(2,790)
Acquisition and integration expenses	(386)	(569)	(265)	(122)	(6)
Depreciation and amortization	(9,912)	(8,671)	(8,011)	(7,607)	(7,897)
Interest expense	(7,129)	(6,963)	(7,162)	(7,448)	(7,720)
Other income (expense)	94	12	(12)	(5)	(2)
Net gains (losses) on sale of assets	2,952	(92)	16,050	(85)	3
Gains (losses) on extinguishment of debt	—	—	(572)	—	(652)
Acquisition related debt extinguishment expenses	(843)	(2,781)	—	—	—
Management internalization expense	—	—	—	—	(44,976)
Net income (loss)	$6,519	$1,156	$19,521	$4,245	$(42,706)

(a)	Same store portfolio consists of 42 properties, which represent 11,677 units.

Schedule IV

Independence Realty Trust, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

And Interest Coverage Ratio

(Dollars in thousands)

(unaudited)

	Three Months Ended										Twelve Months Ended
ADJUSTED EBITDA:	December 31, 2017		September 30, 2017		June 30, 2017		March 31, 2017		December 31, 2016		December 31, 2017		December 31, 2016
Net income (loss)	$6,519		1,156		19,521		$4,245		$(42,706)		31,441		(9,555)
Add-Back (Deduct):
Depreciation and amortization	9,912		8,671		8,011		7,607		7,897		34,201		34,824
Interest expense	7,129		6,963		7,162		7,448		7,720		28,702		35,535
Other (income) expense	(94)		(12)		12		5		2		(89)		4
Acquisition and integration expenses	386		569		265		122		6		1,342		43
Net (gains) losses on sale of assets	(2,952)		92		(16,050)		85		(3)		(18,825)		(31,776)
(Gains) losses on extinguishment of debt	-		-		572		-		652		572		1,210
Management internalization expense	-		-		-		-		44,976		-		44,976
Acquisition related debt extinguishment expenses	843		2,781		-		-		-		3,624		-
(Gains) losses on TSRE merger and property acquisitions	-		-		-		-		-		-		(732)
Adjusted EBITDA	$21,743		$20,220		$19,493		$19,512		$18,544		80,968		74,529

INTEREST COST:
Interest expense	$7,129		$6,963		$7,162		$7,448		$7,720		28,702		35,535

INTEREST COVERAGE:	3.0	x	2.9	x	2.7	x	2.6	x	2.4	x	2.8	x	2.1	x

Schedule V

Independence Realty Trust, Inc.

Definitions

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented.  We believe average effective rent is a helpful measurement in evaluating average pricing.  This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average of the daily physical occupancy for the period presented.

Adjusted EBITDA

EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before acquisition and integration expenses and certain other non-operating gains or losses related to items such as asset sales, debt extinguishments, acquisition related debt extinguishment expenses, gains on the TSRE merger, and management internalization expenses.  EBITDA and Adjusted EBITDA are each non-GAAP measures.  We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of our performance because it eliminates interest, income taxes, depreciation and amortization, acquisition and integration expenses and other non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. IRT’s calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, IRT’s Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

IRT believes that FFO and CFFO, each of which is a non-GAAP measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including stock compensation expense, depreciation and amortization of other items not included in FFO, amortization of deferred financing costs, acquisition and integration expenses, and other non-operating gains or losses related to items such as defeasance costs we incur when we sell a property subject to secured debt, asset sales, debt extinguishments, acquisition related debt extinguishment expenses, gains on the TSRE merger, and management internalization expenses, from the determination of FFO. IRT incurs acquisition expenses in connection with acquisitions of real estate properties and expenses those costs when incurred in accordance with GAAP. As these expenses are one-time and reflective of investing activities rather than operating performance, IRT adds back these costs to FFO in determining CFFO.

IRT’s calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, IRT’s CFFO may not be comparable to CFFO reported by other REITs. IRT’s management utilizes FFO and CFFO as measures of IRT’s operating performance, and believes they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash or non-operating items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare IRT’s operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT believes that FFO and CFFO may provide IRT and our investors with an additional useful measure to compare IRT’s financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income as an indicator of IRT’s operating performance or as an alternative to cash flow from operating activities as a measure of IRT’s liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing our Adjusted EBITDA by our interest expense.

Net Debt

Net debt, a non-GAAP measure, equals total debt less cash and cash equivalents. The following table provides a reconciliation of total debt to net debt (Dollars in thousands).

			As of
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Total debt	$778,442	$731,625	$764,521	$765,695	$743,817
Less: cash and cash equivalents	(9,985)	(10,128)	(6,271)	(10,065)	(20,892)
Total net debt	$768,457	$721,497	$758,250	$755,630	$722,925

IRT presents net debt because management believes it is a useful measure of IRT’s credit position and progress toward reducing leverage.  The calculation is limited in that IRT may not always be able to use cash to repay debt on a dollar for dollar basis.

Net Operating Income

IRT believes that Net Operating Income (“NOI”), a non-GAAP measure, is a useful measure of its operating performance. IRT defines NOI as total property revenues less total property operating expenses, excluding depreciation and amortization, asset management fees, property management fees, acquisition expenses and general administrative expenses. In connection with our management internalization which was completed in the fourth quarter of 2016, we modified our calculation of NOI to exclude property management expenses. We retrospectively adjusted previously reported NOI to conform to this change. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Same Store Properties and Same Store Portfolio

IRT reviews its same store portfolio at the beginning of each calendar year.  Properties are added into the same store portfolio if they were owned at the beginning of the previous year.  Properties that are held-for-sale or have been sold are excluded from the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets.  The following table provides a reconciliation of total assets to total gross assets (Dollars in thousands).

			As of
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Total assets	$1,450,624	$1,405,212	$1,317,177	$1,306,986	$1,294,237
Plus: Accumulated Depreciation (a)	84,097	76,664	68,433	68,262	60,719
Plus: Accumulated Amortization	16,517	15,670	15,254	15,341	15,287
Total gross assets	$1,551,238	$1,497,546	$1,400,864	$1,390,589	$1,370,243

(a)	Includes previously recognized depreciation on properties that are classified as held-for-sale